SECURITIES PURCHASE AGREEMENT

(AND AMENDMENT OF ENGAGEMENT AGREEMENT)

THIS SECURITIES PURCHASE AGREEMENT (AND AMENDMENT OF ENGAGEMENT AGREEMENT) ("Agreement") is made and entered into as of September 18, 2008, by and between Happy Corporation Limited, a Hong Kong company (herein referred to as the "Company"), Shenzhen Shengtai Industrial Company Limited ("Shengtai"), BayPeak LLC, a California limited liability company (herein referred to as the "BayPeak") and Shaoping Lu, an US Citizen.

WITNESSETH:

WHEREAS, Shengtai engaged BayPeak to provide certain financial advisory services pursuant to that certain Engagement Agreement, dated as of December 28, 2007 (the "Engagement Agreement").

WHEREAS, the Company has entered into agreements to acquire 100% of the equity securities of Shengtai and such acquisition will be consummated as soon as practicable.

WHERES, Shaoping. Lu owns approximately twenty percent (20%) of the outstanding equity securities of the Company.

WHEREAS, the Company, Shengtai and Baypeak wish to clarify and amend certain provisions of the Engagement Agreement as specifically enumerated below commencing as of the date hereof and to provide for the purchase and sale of securities. Unless otherwise stated herein, all references to the "Company" shall include the Company and, following the acquisition of Shengtai, its wholly-owned subsidiary Shengtai. All other capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Engagement Agreement.

NOW, THEREFORE, for and in consideration of the covenants set forth herein and the mutual benefits to be gained by the parties hereto, and other good and valuable consideration, the receipt and adequacy of which are now and forever acknowledged and confessed, the parties hereto hereby agree and intend to be legally bound as follows:

1. The Going Public Transaction and Acquisition Corp. The Going Public Transaction will be consummated with BayPeak 1 Acquisition Corp., a Nevada corporation ("Acquisition Corp"). The Going Public Transaction will be effectuated through an exchange of shares of Acquisition Corp for shares of the Company, whereby the Company shall become a wholly-owned subsidiary of Acquisition Corp and the former shareholders of the Company shall become the majority shareholders of Acquisition Corp. The Going Public Transaction will be consummated on or before September 31, 2008. The parties acknowledge that securities of Acquisition Corp are not currently traded on any exchange and that Acquisition Corp is not

currently required to and does not provide period reports to shareholders or the U.S. Securities and Exchange Commission (the "SEC").

2. The Financings. The parties acknowledge that the Company will cause Acquisition Corp to initiate the Financing following the consummation of the Going Public Transaction. The Company agrees to cause Acquisition Corp to effectuate (i) the Financing through one or more offerings of Acquisition Corp securities and (ii) the initial offering through the exercise of warrants previously issued by Acquisition Corp (the "Warrant Financing"). The Company agrees to cause Acquisition Corp to: (1) use its best efforts to raise at least US $5 million but not more than US $7 million of its securities in the Warrant Financing, provided that the Acqusition Corp shall not be required to issue common stock in the Warrant Financing in excess of twenty-percent (20%) of the issued and outstanding shares of common stock of Acquisition Corp immediately following acquisition of the Company in the Going Public Transaction, but prior to any subsequent or concurrent equity issuances in connection with, among other things, acquisitions or financing transactions; (2) issue an aggregate of up to US $22 million of its securities in the Warrant Financing and one or more additional offerings of equity securities of the Company (each, a "Secondary Financing"); and (3) reserve for issuance shares sufficient to complete such equity financings.

3. Forgiveness of Loans and Advances; Issuance of Securities to BayPeak.

A. The Company acknowledges that BayPeak and Shaoping Lu have prepaid fees in connection with the Going Public Transaction, including legal fees, restructuring fees and auditing fees. BayPeak and Shaoping Lu have agreed to forgive such advances if Acquisition Corp is successful in raising sufficient working capital in the Warrant Financing and/or Secondary Financings. Therefore, in consideration of such payments and advances, and forgiveness of all such prepayments and advances, the Company agrees to cause Acquisition Corp to make payments of cash and to issue shares of common stock of Acquisition Corp (the "Shares") to BayPeak as set forth in this section. If net proceeds of at least US $5,000,000 are raised in the Warrant Financing and/or Secondary Financings, then:

(i) Sixty-two and one-half percent (62.5%) of all net proceeds raised in excess of US $5 million shall be paid to BayPeak, provided that a maximum of US $1,250,000 shall be paid to BayPeak pursuant to this section;

(ii) Thirty-seven and one-half percent (37.5%) of all net proceeds raised in excess of US $5 million shall be used to purchase shares of common stock of the Acqusition Corp owned by Shaoping Lu at a per share price equal to the warrant exercise price of the above mentioned Warrant Financing, provided that a maximum of US $750,000 shall be used for such purchases pursuant to this section; and

(iii) BayPeak shall be issued the Available Equity together with a number of shares equal to the number of shares purchased from Shaoping Lu pursuant to Section 3(a)(ii) above..

B. Any and all issuance of Shares from the Share Pool must be made in accordance with a minimum post-issuance investment valuation of the Company of $25,000,000.

C. For purposes of this Section 3, the following terms have the meanings set forth below:

(i) "Share Pool" means the number of shares of common stock that would constitute twenty-percent (20%) of the issued and outstanding shares of common stock of Acquisition Corp immediately following acquisition of the Company in the Going Public Transaction, but prior to any subsequent or concurrent equity issuances in connection with, among other things, acquisitions or financing transactions.

(ii) "Available Equity" means the number of Shares in the Share Pool minus the aggregate number of shares issued, in the Warrant Financing and Secondary Financings, to raise at least US $5,000,000 and up to US $7 million.

4. Representations and Warranties. In connection with BayPeak's acquisition of Shares, BayPeak hereby represents and warrants as follows:

A. BayPeak understands the business in which the Company and the Acqusition Corp will be engaged and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the Company and the Acqusition Corp and making an informed investment decision with respect thereto. BayPeak has obtained sufficient information to evaluate the merits and risks of the investment and to make such a decision.

B. BayPeak is an "Accredited Investor" (as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933).

C. BayPeak has had access to all documents, records and books of the Company and the Acqusition Corp pertaining to this investment. Additionally, BayPeak has been provided the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company and the Acqusition Corp possesses, or can acquire without unreasonable effort or expense, that is relevant to BayPeak's investment decision.

D. BayPeak has adequate means of providing for its current needs and possible personal contingencies in the same manner as BayPeak would have been able to

provide prior to making the investment in the Shares, has no need for liquidity in this investment, is aware of and able to bear the risks of the investment for an indefinite period of time ,and presently, based on existing conditions, is able to afford a complete loss of such investment.

E. BayPeak recognizes that the Company and the Acqusition Corp have limited financial or operating history and that the Shares as an investment involve significant risks.

F. BayPeak understands that the Shares are "restricted securities" as that term is defined pursuant to Rule 144 of the Securities Act, and have not been registered under the Securities Act or under certain state securities laws in reliance upon exemptions therefrom for nonpublic offerings. BayPeak understands that the Shares must be held indefinitely unless the sale thereof is subsequently registered under the Act and under certain state securities laws or an exemption or exemptions from such registration are available.

G. The Shares are being purchased solely for BayPeak's account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, and no other person has a direct or indirect beneficial interest in such Shares. BayPeak represents that BayPeak has no agreement, understanding, commitment or other arrangement with any person and no present intention to sell, transfer or assign any Shares.

H. BayPeak agrees not to sell or otherwise transfer the Shares unless they are registered under the Act and under any applicable state securities laws, or an exemption or exemptions from such registration are available.

I. BayPeak is authorized and otherwise duly qualified to purchase and hold Shares and to enter into this Agreement and such entity has not been formed for the specific purpose of acquiring Shares in the Company or the Acqusition Corp unless all of its equity owners qualify as accredited individual investors.

5. <u>Legends</u>. BayPeak hereby agrees with the Company that the Shares will bear the llowing legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN

WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

Additionally, the Shares will bear any legend required by the "blue sky" laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. BayPeak consents to the Acquisition Corp making a notation on its records or giving instructions to its Transfer Agent in order to implement the restrictions on transfer of the Shares.

6. Indemnification. BayPeak agrees to indemnify and hold harmless the Company and Acquisition Corp from and against all liability, damage, losses, costs and expenses (including reasonable attorneys' fees and court costs) which they may incur by reason of any breach of the representations and warranties made by BayPeak herein, or in any document provided by BayPeak to the Company or for the benefit of Acquisition Corp.

7. Market Standoff Provision. BayPeak hereby agrees that, if so requested by the Company, the Acquisition Corp or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Acquisition Corp under the Securities Act of 1933, as amended (the "Securities Act"), BayPeak shall not sell or otherwise transfer the Shares or any securities of the Acquisition Corp during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Acquisition Corp) (the "Market Standoff Period") following the effective date of a registration statement of the Acquisition Corp filed under the Securities Act. The Acquisition Corp may impose stop-transfer instructions with respect to Securities subject to the foregoing restrictions until the end of such Market Standoff Period.

8. Piggy-Back Registration Rights.

A. If at any time after the date hereof, the Acquisition Corp shall determine to register for its own account or the account of others under the Securities Act (including pursuant a demand for registration of any stockholder of the Company or Acquisition Corp) any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to shares of Common Stock to be issued solely in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans, it shall send to each holder of Registrable Shares who is entitled to registration rights under this Section 8 written notice of such determination and, if within twenty (20) days after receipt of such notice, such holder shall so request in writing, the Company shall use its best efforts and shall cause Acquisition Corp to use its best efforts to include in such registration statement all or any part of the

Registrable Shares such holder requests to be registered, except that if; in connection with a public offering of the Acquisition Corp, the Managing Underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall cause the Acquisition Corp to include in such registration statement only such limited portion of the Registrable Shares with respect to which such holder has requested inclusion hereunder on a pro rata basis. "Registrable Shares" shall mean the Shares issuable pursuant to this Agreement; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon the consummation of any sale pursuant to a registration statement or Rule 144 under the Securities Act or once such shares become eligible for resale pursuant to Rule 144(k).

B. The Company will use its best efforts and will cause Acquisition Corp to use its best efforts to keep effective any registration or qualification contemplated by this Section 8 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication until such time as all of the Shares may be sold without volume restrictions pursuant to Rule 144, in each case as determined by the counsel to the Acquisition Corp pursuant to a written opinion letter to such effect, addressed and acceptable to Acquisition Corp's transfer agent. The Company shall cause Acquisition Corp to provide each holder of Registrable Shares with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

C. Indemnification by the Company.

(i) In the event that the Acquisition Corp registers any of the Registrable Shares under the Securities Act, the Company will, or will cause Acquisition Corp to, indemnify and hold harmless each holder and each underwriter of the Registrable Shares (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse each such holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from

time to time amended or supplemented by the Company or Acquisition Corp) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company or Acquisition Corp of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company to Acquisition Corp and relating to action or inaction required of the Company or Acquisition Corp in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company or Acquisition Corp in connection therewith by any such holder of Registrable Shares (in the case of indemnification of such holder), any such underwriter (in the case of indemnification of such underwriter) or any such controlling person (in the case of indemnification of such controlling person) expressly for use therein, or unless (ii) in the case of a sale directly by such holder of Registrable Shares (including a sale of such Registrable Shares through any underwriter retained by such holder of Registrable Shares to engage in a distribution solely on behalf of such holder of Registrable Shares), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to such holder of Registrable Shares or such underwriter on a timely basis, and such holder of Registrable Shares failed to deliver a copy of the final or amended prospectus at or prior to the confirmation for the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

(ii) Promptly after receipt by any holder of Registrable Shares, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company or Acquisition Corp, such holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, will notify the Company or the Acquisition Corp in writing of the commencement thereof (provided, that failure by any such person to so notify the Company or the Acquisition Corp shall not relieve the Company or Acquisition Corp from any liability it may have hereunder to any other person entitled to claim indemnity or contribution hereunder) and, subject to the provisions hereinafter stated, the Company or the Acquisition Corp shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such holder of Registrable Shares, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company or Acquisition Corp.

(iii) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any holder of Registrable Shares exercising rights under this Section 8 or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of

time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, then, the Company or the Acquisition Corp and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company or Acquisition Corp on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Acquisition Corp on the one hand or by the holder of Registrable Shares on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement, net of any underwriting discounts or commissions paid by such holder; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

D. Indemnification by Holders of Registrable Shares.

(i) In the event that the Company or Acquisition Corp registers any of the Registrable Shares under the Securities Act, each holder of the Registrable Shares so registered will, as a condition to registration of the Registrable Shares, agree to indemnify and hold harmless the Company and Acquisition Corp, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls the Company or the Acquisition Corp within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company, Acquisition Corp and each director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order

to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or the Acquisition Corp in connection therewith by such holder of Registrable shares expressly for use therein; provided, however, that such holder's obligations hereunder shall be limited to an amount equal to the aggregate public offering price of the Registrable Shares sold by such holder in such registration, net of any underwriting discounts or commissions paid by such holder.

(ii) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company or another person entitled to indemnification pursuant to this Section 8 makes a claim for indemnification pursuant to this Section 8, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 8 provides for indemnification, in such case, then, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and/or the Acquisition Corp on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Acquisition Corp on the one hand or by the holder of Registrable Shares on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement, net of any underwriting discounts or commissions paid by such holder; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

9. Exchange Act Reports. The Company will use commercially reasonable efforts and will cause Acquisition Corp to use commercially reasonable efforts to (i) timely file with the SEC such information as the SEC may require under the Exchange Act and (ii) take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor exemptive rule hereafter in effect) with respect to such Common Stock. The Company shall, or shall cause the Acquisition Corp to, furnish to any holder of Registrable Shares forthwith upon request (i) a written statement by the Company or the Acquisition Corp as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and/or the Acquisition Corp as filed with the Commission, and (iii) such other public reports and public documents as a holder may

reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Securities without registration. The Company agrees to use, or to cause the Acquisition Corp to use, commercially reasonable efforts to facilitate and expedite transfers of the shares pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of shares. As long as BayPeak owns any Shares, if the Company or Acquisition Corp is not required to file reports pursuant to such laws, the Company will cause Acquisition Corp to prepare and furnish to BayPeak and make publicly available in accordance with Rule 144(c) promulgated by the SEC pursuant to the Securities Act, such information as is required for BayPeak to sell the Shares under Rule 144.

10. Expenses. In the case of each registration effected under Section 8, the Company and/or the Acquisition Corp shall bear all reasonable costs and expenses of each such registration on behalf of the selling holders of Registrable Shares, including, but not limited to, the Company's and/or the Acquisition Corp's printing, legal and accounting fees and expenses, SEC and NASD filing fees and "Blue Sky" fees; provided, however, that neither the Company nor the Acquisition Corp shall have any obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Registrable Shares being offered and sold by the holders of the Registrable Shares, or the fees and expenses of counsel for the selling holders of Registrable Shares in connection with the registration of the Registrable Shares.

11. Transferability. For all purposes of Section 8 of this Agreement, BayPeak, or an assignee thereof who agrees to be bound by the provisions of Section 8, shall be deemed at any particular time to be the holder of all Registrable Securities of which such person shall at such time be the "beneficial owner," determined in accordance with Rule 13d-3 under the Exchange Act.

12. Restrictions on Future Issuances of Securities. For a period of twelve (12) months commencing on the closing date of the Going Public Transaction, without the prior written consent of BayPeak, the Company shall not, and shall cause Acquisition Corp to not issue (a) any shares of the capital stock of the Company or Acquisition Corp, whether now authorized or authorized in the future (other than the shares to be issued in connection with the Warrant Financing), or (b) any rights, options or warrants to purchase any shares of the capital stock of the Company or Acquisition Corp, or (c) any other securities of the Company or Acquisition Corp of any type that are or may become convertible into or exercisable for any shares of the capital stock of the Company or Acquisition Corp. Such consent may be represented by the agreement of a BayPeak representative Board Member.

13. Appointment of Chief Financial Officer. The Company shall cause Acquisition Corp, within three (3) months after consummation of the Warrant Financing, to hire a Chief Financial Officer or Financial Controller with (i) experience with the generally accepted accounting principles of the United States and SEC financial reporting requirements and (ii) fluency in English.

14. Appointment Investor and Public Relations Firm. The Company shall cause the Acquisition Corp, within four (4) months after consummation of the Warrant Financing, to hire

an investor relations and public relations firm to assist it in the dissemination of information. The Company shall cause the Acquisition Corp to spend at least $250,000 during the eighteen (18) months after the closing date of the Going Public Transaction to facilitate its investor relations and public relations development.

15. Assignment. BayPeak agrees not to transfer or assign this Agreement, or any of BayPeak's interest herein, and further agrees that the transfer or assignment of the Shares acquired pursuant hereto shall be made only in accordance with all applicable laws. The Company shall require that the Acquisition Corp adopt this agreement and agree to satisfy the obligations of the Company herein as a condition of entering into any agreement to consummate the Going Public Transaction.

16. Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or sent by registered or certified mail, return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication if confirmed by mail to the Company at its current address or such other address as may be specified in the Company's reports that are filed from time to time with the SEC and to BayPeak at its address as it appears on the books and records of the Company. Notices shall be deemed to have been received on the date of personal delivery or facsimile, or if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing. A copy of any notice shall also be delivered to the Company's counsel, Thelen Reid Brown Raysman & Steiner LLP, 101 Second Street, Suite 1800, San Francisco, CA 94105, Attention: Scott C. Kline, Esq., Facsimile: (415) 369-8774.

17. Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

18. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

19. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by the laws of the Peoples Republic of China and any dispute arising hereunder shall be submitted for binding arbitration to the Huanan Branch of the China International Economic & Trade Arbitration Commission.

20. Complete Agreement. This Agreement, together with the Engagement Agreement, contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. It is understood that this Agreement will be prepared and executed in both

the English and Chinese languages, with both versions having legal efficacy. If a dispute arises as to the interpretation of a particular provision of this Agreement because of differences between the Chinese and English languages, the English version shall prevail. If any provision of this Agreement, or any interpretation thereof, conflicts with any provision of the Engagement Agreement, the terms of this Agreement shall prevail.

21. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

BayPeak:
BayPeak LLC

By: ____________________
Cory Roberts

Its: President

The Company:
Happy Corporation Limited

By: ____________________
Shaoping Lu

Its: Executive Director/CEO

Shengtai:
Shenzhen Shengtai Industrial Company Limited

By: 邹德荣
Zou Derong

Its: Executive Director/CEO

Shaoping Lu:

____
Shaoping Lu